Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880-6210 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt 877-686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
SECOND QUARTER 2009 RESULTS

Wakefield, MA—August 4, 2009—Franklin Street Properties Corp. (the “Company” or “FSP”) (NYSE Amex:  FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $17.4 million or $0.25 per share for the second quarter ended June 30, 2009, which was sequentially flat compared to the first quarter of 2009. The Company also announced Net Income of $4.9 million and Earnings Per Share (EPS) of $0.07 for the second quarter ended June 30, 2009.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure.  A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

	Three Months Ended June 30,			Six Months Ended June 30,
(in 000's except per share data)	2009	2008	Increase (Decrease)	2009	2008	Increase (Decrease)

Net Income	$4,865	$10,534	$(5,669)	$12,673	$17,920	$(5,247)

FFO	$17,409	$20,283	$(2,874)	$34,747	$35,920	$(1,173)
GOS	-	-	-	-	-	-
FFO+GOS	$17,409	$20,283	$(2,874)	$34,747	$35,920	$(1,173)
Per Share Data:
EPS	$0.07	$0.15	$(0.08)	$0.18	$0.25	$(0.07)
FFO	$0.25	$0.29	$(0.04)	$0.49	$0.51	$(0.02)
GOS	$-	$-	$-	$-	$-	$-
FFO+GOS	$0.25	$0.29	$(0.04)	$0.49	$0.51	$(0.02)

Weighted average
shares (diluted)	70,481	70,481	-	70,481	70,481	-

Comparing results for the second quarter of 2009 to 2008, Net Income and EPS decreased $5.7 million or $0.08 per share; and FFO and FFO+GOS each decreased $2.9 million or $0.04 per share.  The decrease in FFO was primarily from a decrease in investment banking FFO of $3.7 million and was partially offset by an increase in real estate FFO of $0.8 million.  The decrease from investment banking was caused by lower sales of securities by our investment bank, which decreased $49.5 million to $375,000 for the second quarter of 2009 compared to the second quarter of 2008.  Revenue from our investment bank is primarily based on the value of these securities sales.  The increase in real estate FFO was primarily from contributions from two acquisitions made in December 2008.    There was no GOS in the second quarter of 2009 or 2008.

Comparing results for the first half of 2009 to 2008, Net Income and EPS decreased $5.2 million or $0.07 per share; and FFO and FFO+GOS each decreased $1.2 million or $0.02 per share.  The decrease in FFO was primarily from a decrease in investment banking FFO of $4.0 million and was partially offset by an increase in real estate FFO of $2.8 million.  The decrease from investment banking was caused by lower sales of securities by our investment bank, which decreased $52.0 million to $550,000 for the six months ended June 30, 2009 compared to the six months ended June 30, 2008.  Revenue from our investment bank is primarily based on the value of these securities sales.  The increase in real estate FFO was primarily from contributions from two acquisitions made in December 2008.  There was no GOS in the first half of 2009 or 2008.

George J. Carter, President and CEO, commented as follows:

“For the second quarter of 2009, FSP’s profits as represented by FFO+GOS totaled approximately $17.4 million or $0.25 per share, sequentially flat compared to the first quarter of 2009.  Dividend distributions declared for the second quarter of 2009, which are payable on August 20, 2009, will be approximately $13.4 million or $0.19 per share.

Significant portions of our real estate investment business, specifically property sales and investment banking, are transactional.  Similar to the first quarter of 2009, neither of these business segments made a positive contribution to the second quarter results.  Substantially all profits for the quarter were produced by our ongoing/recurring real estate operations.

Although FSP has certain properties in its portfolio that we would contemplate selling, we have not listed any property for sale because of current adverse market conditions.  Rather than sell in this negative environment, FSP continues to postpone consideration of the sale of some properties until a more attractive environment establishes itself, particularly within the mortgage/debt markets.  A time frame for improvement in these markets is hard to predict.  However, we continue to constantly evaluate property disposition opportunities.

During the second quarter of 2009, our investment banking group raised $375,000 of equity capital, an insignificant contribution similar to the first quarter of 2009.  Concern continues to surround the potential impact on commercial real estate emanating from the U.S. recession and financial/credit crisis, and our established investor clients continue to sit on the sidelines until a clearer sense of stability returns to the property markets before considering significant new investment purchases.  The lack of equity raising activity resulted in our investment banking business segment operating at a loss for the second quarter totaling approximately $0.3 million, which is less than $0.01 per share.  We anticipate business in this area to remain constrained as long as broader commercial real estate fundamentals continue to deteriorate.

While profits continued to suffer in the second quarter of 2009 from our transactional businesses, our real estate portfolio of 31 properties maintained an overall 92% occupancy and provided steady rental income.  FFO for the second quarter of 2009 was $0.25 per share, all of which came from real estate operations net of the cost of maintaining our investment banking capability.

During the last week of the second quarter of 2009, FSP purchased two additional office properties for our portfolio.  The total purchase price for the two assets was approximately $51.6 million.  Both acquisitions are in areas of the country where FSP or its affiliates have been active owners and managers of office property.  Both properties are newly constructed within the last three years and are 100% net leased to excellent credit tenants.  Considering cap rate, price per square foot, replacement cost and other metrics, we believe these acquisitions represent outstanding values.  The acquisition dates of the assets did not allow them to contribute meaningfully to our second quarter results, but both properties will be owned for the full third quarter.  These two property acquisitions are our first in 2009 and along with our three property acquisitions made during 2008, are now fully contributing to FSP’s rental revenue.  Additionally, during the second quarter of 2009, FSP purchased approximately 27% of the preferred stock in FSP Grand Boulevard Corp. for a net cost of $15,049,125.  FSP Grand Boulevard Corp. owns a 28-story, class-A, multi-tenant office tower containing approximately 532,000 square feet of rentable space and is located in the Crown Center section of downtown Kansas City, Missouri.  Continued active property acquisition efforts are ongoing, and we would expect to acquire additional properties in 2009.

As the capital markets and U.S. economy work through the current recession and financial/credit crisis, we will continue to pursue additional commercial property investment opportunities.  It will be FSP’s objective to continue to grow our property portfolio and rental income business during this period of liquidity-constrained capital markets by using our balance sheet strength to help finance and fund new acquisitions.  We continue to be very optimistic about FSP’s position in the current commercial real estate investment market and the opportunities that are presenting themselves to acquire commercial properties at better pricing and value metrics than we have seen in the last several years.”

Dividend Announcement

On July 17, 2009, we announced that the Board of Directors declared a regular quarterly dividend for the three months ended June 30, 2009 of $0.19 per share of common stock payable on August 20, 2009 to stockholders of record on July 31, 2009.

Real Estate Update

During June 2009 we acquired an office property in Chantilly, Virginia for approximately $29 million and an office property in Eden Prairie, Minnesota for approximately $22.6 million.   Supplementary Schedules D & E provide property information for our continuing real estate portfolio of 31 properties and for three non-consolidated REITs that we have interests in as of June 30, 2009.  The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H.  We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation.  We also believe that FFO+GOS is an important measure as it considers investment performance.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2009	2008	2009	2008

Net income	$4,865	$10,534	$12,673	$17,920
(Gain) Loss on sale of properties	-	-	-	-
GAAP (income) loss from non-consolidated REITs	(443)	(694)	(1,235)	(1,487)
Distributions from non-consolidated REITs	1,523	1,731	3,137	2,277
Acquisition costs of new properties	248	-	248	-
Depreciation of real estate & intangible amortization	11,216	8,712	19,924	17,210
Funds From Operations (FFO)	17,409	20,283	34,747	35,920
Plus gains on sales of properties	-	-	-	-
FFO+GOS	$17,409	$20,283	$34,747	$35,920

Per Share Data
EPS	$0.07	$0.15	$0.18	$0.25
FFO	$0.25	$0.29	$0.49	$0.51
GOS	$-	$-	$-	$-
FFO+GOS	$0.25	$0.29	$0.49	$0.51

Weighted average shares (basic and diluted)	70,481	70,481	70,481	70,481

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for August 5, 2009 at 10:00 a.m. (ET) to discuss the second quarter 2009 results. The toll free number is 1-866-770-7051, passcode 12644681. Internationally, the call may be accessed by dialing 1- 617-213-8064, passcode 12644681. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website, www.franklinstreetproperties.com at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP's subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2008), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.
Earnings Release
Supplementary information
Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO) and FFO+GOS	H

Franklin Street Properties Corp. Financial Results
  Supplementary Schedule A
  Condensed Consolidated Income Statements
  (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share amounts)	2009	2008	2009	2008

Revenue:
Rental	$29,254	$27,700	$59,072	$54,356
Related party revenue:
Syndication fees	29	3,257	39	3,462
Transaction fees	514	3,138	542	3,306
Management fees and interest income from loans	317	423	862	984
Other	18	19	36	39
Total revenue	30,132	34,537	60,551	62,147

Expenses:
Real estate operating expenses	7,144	7,116	14,424	13,815
Real estate taxes and insurance	4,686	4,505	9,515	8,784
Depreciation and amortization	10,225	7,591	18,139	14,950
Selling, general and administrative	2,127	2,621	4,135	4,630
Commissions	40	1,654	170	1,812
Interest	1,599	1,051	3,176	2,243

Total expenses	25,821	24,538	49,559	46,234

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	4,311	9,999	10,992	15,913
Interest income	36	176	72	479
Equity in earnings of non-consolidated REITs	443	694	1,235	1,487

Income before taxes	4,790	10,869	12,299	17,879
Income tax expense (benefit)	(75)	335	(374)	(41)

Net income	$4,865	$10,534	$12,673	$17,920

Weighted average number of shares outstanding,
basic and diluted	70,481	70,481	70,481	70,481

Net income per share, basic and diluted	$0.07	$0.15	$0.18	$0.25

The accompanying notes are an integral part of these condensed consolidated financial statements.

  Franklin Street Properties Corp. Financial Results
  Supplementary Schedule B
  Condensed Consolidated Balance Sheets
  (Unaudited)

(in thousands, except share and par value amounts)	June 30,	December 31,
	2009	2008
Assets:
Real estate assets, net	$869,557	$844,058
Acquired real estate leases, less accumulated amortization
of $32,930 and $29,200, respectively	38,996	28,518
Investment in non-consolidated REITs	94,579	83,046
Assets held for syndication, net	-	13,254
Cash and cash equivalents	24,542	29,244
Restricted cash	335	336
Tenant rent receivables, less allowance for doubtful accounts
of $620 and $509, respectively	720	1,329
Straight-line rent receivable, less allowance for doubtful accounts
of $100 and $261, respectively	9,219	8,816
Prepaid expenses	2,267	2,206
Related party mortgage loan receivable	12,115	1,125
Other assets	1,854	2,406
Office computers and furniture, net of accumulated depreciation
of $1,160 and $1,108, respectively	417	281
Deferred leasing commissions, net of accumulated amortization
of $4,221, and $3,416, respectively	10,895	10,814
Total assets	$1,065,496	$1,025,433

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$124,038	$67,468
Term loan payable	75,000	75,000
Accounts payable and accrued expenses	21,252	22,297
Accrued compensation	500	1,654
Tenant security deposits	1,765	1,874
Other liabilities: derivative termination value	2,394	3,099
Acquired unfavorable real estate leases, less accumulated amortization
of $2,266, and $1,779, respectively	4,954	5,044
Total liabilities	229,903	176,436

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 70,480,705 and 70,480,705 shares issued and outstanding, respectively	7	7
Additional paid-in capital	889,019	889,019
Accumulated other comprehensive loss	(2,394)	(3,099)
Accumulated distributions in excess of accumulated earnings	(51,039)	(36,930)
Total stockholders’ equity	835,593	848,997
Total liabilities and stockholders’ equity	$1,065,496	$1,025,433

Franklin Street Properties Corp. Financial Results
Supplementary Schedule C
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2009	2008
Cash flows from operating activities:
Net income	$12,673	$17,920
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	18,276	14,973
Amortization of above market lease	1,780	2,259
Equity in earnings of non-consolidated REITs	(1,235)	(1,487)
Distributions from non-consolidated REITs	3,137	2,277
Increase in bad debt reserve	111	79
Changes in operating assets and liabilities:
Restricted cash	1	1
Tenant rent receivables, net	498	404
Straight-line rents, net	(444)	(507)
Prepaid expenses and other assets, net	(943)	160
Accounts payable, accrued expenses	482	(2,002)
Accrued compensation	(1,154)	281
Tenant security deposits	(109)	(64)
Payment of deferred leasing commissions	(1,557)	(2,131)
Net cash provided by operating activities	31,516	32,163
Cash flows from investing activities:
Purchase of real estate assets and office computers and furniture, capitalized merger costs	(56,135)	(36,970)
Changes in deposits on real estate assets	1,300	-
Investment in non-consolidated REITs	(13,198)	(10)
Investment in related party mortgage loan receivable	(10,990)	(1,000)
Investment in assets held for syndication	13,017	11,698
Net cash used in investing activities	(66,006)	(26,282)
Cash flows from financing activities:
Distributions to stockholders	(26,782)	(43,698)
Borrowings under bank note payable	56,570	25,245
Deferred financing costs	-	(30)
Net cash provided by (used in) financing activities	29,788	(18,483)
Net decrease in cash and cash equivalents	(4,702)	(12,602)
Cash and cash equivalents, beginning of period	29,244	46,988
Cash and cash equivalents, end of period	$24,542	$34,386

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule D
Real Estate Portfolio Summary Information
(Unaudited & Approximated)

Commercial portfolio lease expirations (1)

	Total	% of
Year	Square Feet	Portfolio
2009	688,524	12.1%
2010	751,156	13.2%
2011	370,196	6.5%
2012	735,399	13.0%
2013	347,286	6.1%
2014	557,128	9.8%
Thereafter (2)	2,232,322	39.3%
	5,682,011	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 468,000 square feet of current vacancies.

(In Thousands)	As of June 30, 2009
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$231,323	26.6%	1,489	26.2%
Colorado	4	129,691	14.9%	792	13.9%
Virginia	4	101,085	11.6%	680	12.0%
Georgia	1	76,711	8.8%	387	6.8%
Missouri	3	73,170	8.4%	477	8.4%
Maryland	2	62,273	7.1%	424	7.5%
Florida	1	48,685	5.6%	213	3.7%
Indiana	1	36,990	4.2%	205	3.6%
Illinois	1	30,750	3.5%	177	3.1%
California	2	21,631	2.5%	182	3.2%
Michigan	1	14,981	1.7%	215	3.8%
Washington	1	14,920	1.7%	117	2.1%
Minnesota	1	14,459	1.7%	153	2.7%
North Carolina	2	14,281	1.6%	172	3.0%
	31	$870,948	100.0%	5,682	100.0%

Property by type:
(dollars & square feet	As of June 30, 2009
in 000's)	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	30	$865,863	99.4%	5,583	98.3%
Industrial	1	5,085	0.6%	99	1.7%
	31	$870,948	100.0%	5,682	100.0%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule E
Portfolio and Other Supplementary Information
(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Six Months Ended
(in thousands)	30-Jun-09	30-Jun-08

Tenant improvements	$2,286	$2,897
Deferred leasing costs	1,557	2,130
Building improvements	581	569
	$4,424	$5,596

Square foot & leased percentages	June 30,	December 31,
	2009	2008

Owned portfolio of commercial real estate
Number of properties	31	29
Square feet	5,682,011	5,417,515
Leased percentage	92%	93%

Investments in non-consolidated commercial real estate
Number of properties	3	2
Square feet	1,994,686	1,461,224
Leased percentage	78%	80%

Single Asset REITs (SARs) managed
Number of properties	9	10
Square feet*	2,154,079	2,684,561
Leased percentage*	87%	92%

Total owned, investments & managed properties
Number of properties*	43	41
Square feet*	9,830,776	9,563,300
Leased percentage*	88%	93%

*Excludes a property to be constructed with approximately 285,000 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-09	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	843,726	75.27%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	532,453	88.64%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	618,507	72.11%	4.6%
			1,994,686	77.86%

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule F: Quarterly Information
(Unaudited)

(in 000's)
	Q1	Q1	Q2	Q3	Q4
Revenue:	2009	2008	2008	2008	2008
Rental	$29,818	$26,656	$27,700	$27,927	$28,915
Related party revenue:
Syndication fees	10	205	3,257	304	-
Transaction fees	28	168	3,138	300	35
Management fees and
interest income from loans	545	561	423	380	375
Other	18	20	19	13	20
Total revenue	30,419	27,610	34,537	28,924	29,345

Expenses:
Real estate operating expenses	7,280	6,698	7,116	7,159	8,026
Real estate taxes and insurance	4,829	4,279	4,505	4,590	4,366
Depreciation and amortization	7,914	7,359	7,591	7,666	7,744
Selling, general and administrative	2,008	2,009	2,621	1,927	1,711
Commissions	130	158	1,654	208	131
Interest	1,577	1,192	1,051	1,108	1,570
Total expenses	23,738	21,695	24,538	22,658	23,548

Income before interest income, equity
in earnings in non-consolidated REITs	6,681	5,915	9,999	6,266	5,797
Interest income	36	303	176	177	89
Equity in earnings in non-consolidated REITs	792	793	694	680	580

Income before taxes on income	7,509	7,011	10,869	7,123	6,466
Taxes on income	(299)	(375)	335	(297)	(153)

Income from continuing operations	7,808	7,386	10,534	7,420	6,619
Income from discontinued operations	-	-	-	-	-

Income before gain on sale of properties	7,808	7,386	10,534	7,420	6,619
Gain on sale of assets	-	-	-	-	-
Net income	$7,808	$7,386	$10,534	$7,420	$6,619

FFO and FFO+GOS calculations:

Net income	$7,808	$7,386	$10,534	$7,420	$6,619
(Gain) Loss on sale of assets	-	-	-	-	-
GAAP income from non-consolidated REITs	(792)	(793)	(694)	(680)	(580)
Distributions from non-consolidated REITs	1,615	546	1,731	1,561	1,510
Acquisition costs	-	-	-	-	-
Depreciation & amortization	8,707	8,498	8,712	8,783	8,650
Funds From Operations (FFO)	17,338	15,637	20,283	17,084	16,199
Plus gains on sales of assets	-	-	-	-	-
FFO+GOS	$17,338	$15,637	$20,283	$17,084	$16,199

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule G
Largest 20 Tenants – FSP Owned Portfolio
As of June 30, 2009
(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on square feet leased.

			% of
Tenant	Sq Ft	SIC Code	Portfolio
Capital One Services, Inc. (1)	297,789	61	5.2%
Citgo Petroleum Corporation	248,399	29	4.4%
Tektronix Texas, LLC	241,372	73	4.1%
Burger King Corporation	212,619	58	3.7%
New Era of Networks, Inc. (Sybase)	199,077	73	3.5%
Citigroup Credit Services, Inc (2)	176,848	61	3.1%
RGA Reinsurance Company	171,120	63	3.0%
CH Robinson Worldwide, Inc.	153,028	47	2.7%
International Business Machines Corp. (3)	138,033	35	2.4%
Geisecke & Devrient	135,888	73	2.4%
Murphy Exploration & Production Company	133,786	13	2.3%
CACI Technologies, Inc.	132,896	73	2.3%
Monsanto	127,778	28	2.2%
Northrop Grumman Information Technology, Inc.	111,469	73	2.0%
Maines Paper & Food Service, Inc.	98,745	51	1.7%
Amdocs, Inc.	91,928	73	1.6%
County of Santa Clara	90,467	81	1.6%
Ober Kaler Grimes & Shriver	88,736	91	1.6%
Technip-Coflexip USA Holdings, Inc	86,059	13	1.5%
Vail Corp d/b/a Vail Resorts	83,620	79	1.5%
Total	3,019,657		53.1%

(1)
Capital One Services, Inc. (“CapOne”) sublets all of the space to LandAmerica Financial Group, Inc. (“LandAm”).  Both the direct lease with CapOne and the sublease with LandAm expire on October 31, 2009.  On November 26, 2008, LandAm filed a voluntary motion for relief under Chapter 11 of the United States Bankruptcy Code.  Significantly, our direct lease with CapOne remains in effect and CapOne continues to be financially obligated to us for all payments of rent due thereunder.

(2)	The lease with Citicorp Credit Services, Inc. is guaranteed by Citigroup.

(3)
On May 14, 2009 the Company signed a three-year lease commencing August 1, 2009 with IBM at its property located in Southfield, Michigan for 83,209 square feet of space.  The tenant’s prior lease for 138,033 square feet expired on July 31, 2009.

Franklin Street Properties Corp. Earnings Release
Supplementary Schedule H
Definition of Funds From Operations (“FFO”),
and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including, Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.  The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define these terms in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the condensed consolidated financial statements.